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                               AMENDMENT 2 TO THE
                            SUPER FOOD SERVICES, INC.
                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


THIS AMENDMENT 2 TO THE SUPER FOOD SERVICES, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("Amendment") made as of the 8th day of October, 1996.


                                WITNESSETH, THAT,

WHEREAS, by resolutions adopted on October 8, 1996, the Board of Directors of Super Food Services, Inc. (the "Company") approved certain amendments to the Company's Supplemental Executive Retirement Plan, as Amended and Restated, effective as of May 18, 1994 and as subsequently amended on march 27, 1995 (the "Plan"); and

WHEREAS, this Amendment 2 is entered into to reflect the substance of the amendment to the Plan as set forth in the resolutions of the Board of Directors adopted on October 8, 1996.

NOW, THEREFORE, the Plan is hereby amended as follows:

     1. A new subsection (c) is added to the end of Section 4, Accelerated Payment, to read as follows:

               (c) Notwithstanding any other provision of the Supplemental Plan, each Participant's accrued benefit under the Supplemental Plan, determined as of any date after a Change in Control, shall not be less than such Participant's accrued benefit on the date of that Change in Control.

     2. To record the amendment to the Supplemental Plan, as set forth above, the Company has caused this Amendment 2 to the Supplemental Plan to be signed on its behalf by its duly authorized representative as of the 8th day of October, 1996.


                                           SUPER FOOD SERVICES, INC.
                                           a Delaware corporation


                                           By:
                                               ---------------------------------